UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2025

Commission File Number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.	Commission File Number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.

1-11299	ENTERGY CORPORATION	1-35747	ENTERGY NEW ORLEANS, LLC
	(a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000		(a Texas limited liability company) 1600 Perdido Street New Orleans, Louisiana 70112 Telephone (504) 670-3702
	72-1229752		82-2212934

1-10764	ENTERGY ARKANSAS, LLC	1-34360	ENTERGY TEXAS, INC.
	(a Texas limited liability company) 425 West Capitol Avenue Little Rock, Arkansas 72201 Telephone (501) 377-4000		(a Texas corporation) 2107 Research Forest Drive The Woodlands, Texas 77380 Telephone (409) 981-2000
	83-1918668		61-1435798

1-32718	ENTERGY LOUISIANA, LLC	1-31508	ENTERGY MISSISSIPPI, LLC
	(a Texas limited liability company) 4809 Jefferson Highway Jefferson, Louisiana 70121 Telephone (504) 576-4000		(a Texas limited liability company) 308 East Pearl Street Jackson, Mississippi 39201 Telephone (601) 368-5000
	47-4469646		83-1950019

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Entergy Corporation	Common Stock, $0.01 Par Value	ETR	New York Stock Exchange
	Common Stock, $0.01 Par Value	ETR	NYSE Chicago, Inc.

Entergy Arkansas, LLC	Mortgage Bonds, 4.875% Series due September 2066	EAI	New York Stock Exchange

Entergy Louisiana, LLC	Mortgage Bonds, 4.875% Series due September 2066	ELC	New York Stock Exchange

Entergy Mississippi, LLC	Mortgage Bonds, 4.90% Series due October 2066	EMP	New York Stock Exchange

Entergy New Orleans, LLC	Mortgage Bonds, 5.0% Series due December 2052	ENJ	New York Stock Exchange
	Mortgage Bonds, 5.50% Series due April 2066	ENO	New York Stock Exchange

Entergy Texas, Inc.	5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share)	ETI/PR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2025, Peter S. Norgeot, Jr., Executive Vice President and Chief Operating Officer of Entergy Corporation (the “Company”) and a member of the Board of Directors of Entergy Arkansas, LLC , Entergy Louisiana, LLC , Entergy Mississippi, LLC , Entergy New Orleans, LLC and Entergy Texas, Inc. (collectively, the “Operating Company Registrants”), advised the Company and each of the Operating Company Registrants that he intends to retire from these positions at the close of business on April 30, 2025, as part of a planned leadership transition.
On May 1, 2025, Kimberly Cook-Nelson, age 53, will be appointed Executive Vice President and Chief Operating Officer of the Company. Ms. Cook-Nelson currently serves as Executive Vice President and Chief Nuclear Officer of the Company, EAL and ELL, a role she has held since November 2022. Prior to her current role, Ms. Cook-Nelson served as Chief Operating Officer, Nuclear Operations of Entergy Services, LLC (“ESL”) from March 2021 to November 2022, Vice President, System Planning and Operations of ESL and each of the Operating Company Registrants, from March 2019 to March 2021 and Vice President, Operations Support, ESL, from July 2016 to March 2019.
As the Company’s Executive Vice President and Chief Operating Officer, Ms. Cook-Nelson will be paid an annual base salary of $745,000 (“Base Salary”) and will be eligible to receive an annual cash bonus under the Company’s Annual Incentive Program targeted at 80% of her Base Salary and to receive awards of performance units, restricted stock and stock options under the Company’s 2019 Omnibus Incentive Plan or any successor plan. The grants and awards to be made under these programs will be determined in conjunction with the Company’s normal annual compensation review process and at levels consistent with her seniority and scope of responsibility. Ms. Cook-Nelson will also participate in other compensation and benefit programs generally made available to other Company executives from time to time.
There are no arrangements or understandings between Ms. Cook-Nelson and any other person pursuant to which she will be appointed to serve as Executive Vice President and Chief Operating Officer of the Company. There are no family relationships between Ms. Cook-Nelson and any director or executive officer of the Company and Ms. Cook-Nelson does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.

By: /s/ Marcus V. Brown
Marcus V. Brown
Executive Vice President and
General Counsel

Dated: March 28, 2025